Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-1/A (No. 333-93837) of Zap.Com Corporation of our report dated March 23, 2001 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 23, 2001, relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Rochester, New York
March 27, 2001